SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):    March 27, 2007

4301, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	000-51877
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

19800 MacArthur Blvd.
Suite 300
Irvine, California 92612
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(949) 798-6138
(ISSUER TELEPHONE NUMBER)

4400 Route 9 South, #1000
Freehold, New Jersey 07728
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On March 27, 2007 (the "Effective Date"), pursuant to the terms of a Stock Purchase Agreement, Yusuke Matsuo purchased a total of 100,000 shares of the issued and outstanding common stock of 4301, Inc. (the "Company") from Michael Raleigh, the sole officer, director and shareholder of the Company, for an aggregate of $32,500 in cash. The total of 100,000 shares represented all of the shares of outstanding common stock of the Company at the time of transfer. Mr. Matsuo used his personal funds to purchase the shares of the Company. As part of the acquisition, and pursuant to the Stock Purchase Agreement, the following changes to the Company's directors and officers have occurred:

o	As of March 27, 2007 Yusuke Matsuo was appointed to the Board of Directors of the Company.
o
Michael Raleigh then resigned as a member of the Company's Board of Directors and as the Company's President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board and Secretary, effective September March 27, 2007.

o	Also as of March 27, 2007, Yusuke Matsuo was appointed as the Company's President, Chief Executive Officer, and Chairman of the Board and Chief Financial Officer.

In connection with the change in control, the Company changed its executive offices to 19800 MacArthur Blvd. Suite 300 Irvine, California 92612.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Michael Raleigh resigned as a member of the Company's Board of Directors effective as of March 27, 2007. Michael Raleigh also resigned as the Company's President, Chief Executive Officer, and Chairman of the Board, effective March 27, 2007. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Yusuke Matsuo was appointed as a member of the Company’s Board of Directors and as the Company’s President, Chief Executive Officer, Chairman of the Board, and Chief Financial Officer each as of March 27, 2007.

From January 1, 2007 to the present Mr. Matsuo has been doing research to establish his own employment agency and internet-based employment advertising site in Japan. He has also been employed on a per diem basis doing work such as moving jobs, construction jobs, delivery jobs, and factory jobs. From May 7, 2006 to December 28, 2006 Mr. Matsuo worked for Kluster, Co. Ltd., an employment agency, as a Branch Operation Coordinator. In that capacity he was responsible for managing the day to day activity of the employment agency, specifically coordinating workers to job sites, preparing daily management reports, and managing compensation for workers. From June 2, 2003 to April 25, 2006 Mr. Matsuo worked as a Branch Manager for Master Piece Co, Ltd. where he was responsible for managing day to day activity of employment agency and training office staff.

No transactions have occurred in the last two years to which the Company was a party in which Mr. Matsuo had or is to have a direct or indirect material interest. Mr. Matsuo does not have an employment agreement with the Company.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(a)	Financial Statements of Business Acquired.
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Exhibits.
	2.1	Stock Purchase Agreement dated as of March 27, 2007 between Michael Raleigh and Yusuke Matsuo.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

4301, Inc.

By:	/s/ Yuske Matsuo
Yusuke Matsuo, President

Dated: March 27, 2007